EXHIBIT 4.5

AMENDMENT NO. 3
TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement (this “Amendment”) dated effective as of December 30, 2013 (the “Effective Date”), is among Aly Operating, Inc. (f/k/a Aly Energy Services Inc.), a Delaware corporation (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), issuing lender (in such capacity, the “Issuing Lender”) and swing line lender (in such capacity, the “Swing Line Lender”), and each other party hereto that is a Lender under the Credit Agreement referred to below (each, a “Lender”).

INTRODUCTION

A. The Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders are parties to that certain Credit Agreement (as amended by that certain Amendment No. 1 dated April 19, 2013 and that certain Amendment No. 2 and Waiver dated effective May 1, 2013 and as may be further amended, restated, supplemented or modified from time to time, the “Credit Agreement”) dated as of October 26, 2012.

B. The Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders wish to, subject to the terms and conditions of this Amendment, amend the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the other parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2. Amendments to Credit Agreement.

(a) The definition of “CapEx Basket Amount” in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “$6,000,000” and replacing it with a reference to “$3,000,000”.

(b) Section 6.16 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.16 Leverage Ratio. Borrower shall not permit the Leverage Ratio (a) as of the fiscal quarters ending on December 31, 2013 and March 31, 2014 to be more than 3.00 to 1.00, (b) as of the fiscal quarter ending on June 30, 2014 to be more than 2.75 to 1.00, and (c) as of each fiscal quarter ending on or after September 30, 2014 to be more than 2.50 to 1.00.

(c) The Credit Agreement is further amended by replacing Exhibit C – Form of Compliance Certificate attached to the Credit Agreement in its entirety with Exhibit C – Form of Compliance Certificate attached hereto.

Section 3. Borrower’s Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Credit Documents, as amended hereby, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date (except that such materiality qualifiers shall not be applicable to the extent any representations and warranties are already qualified or modified by materiality in the text thereof); (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment, other than those which have been obtained or made; and (f) the Liens under the Security Documents are valid and subsisting and secure the Borrower’s obligations under the Credit Documents.

Section 4. Conditions to Effectiveness. This Amendment shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a) Documentation. The Administrative Agent shall have received this Amendment, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent.

(b) Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of or on the Effective Date by Section 9.1 of the Credit Agreement or any other provision of a Credit Document.

(c) No Default. No Default shall have occurred and be continuing.

Section 5. Acknowledgments and Agreements.

(a) The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Obligations. The Borrower, Administrative Agent, Issuing Lender and each other party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Amendment.

(b) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Amendment shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Credit Documents.

(c) From and after the Effective Date, all references to the Credit Agreement and the Credit Documents shall mean the Credit Agreement and such Credit Documents as amended by this Amendment. This Amendment is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 8. Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 9. Governing Law. This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Section 10. Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page has been left blank intentionally.]

EXECUTED to be effective as of the date first above written.

BORROWER:

ALY OPERATING, INC.

By:	/s/ Alya H. Hidayatallah
Alya H. Hidayatallah
Chief Financial Officer

Signature Page to
Amendment No. 3 to Credit Agreement

ADMINISTRATIVE AGENT/LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent, Issuing Lender, a Revolving Lender, Swing Line Lender, a CapEx Lender and a Term Lender

By:	/s/ Donald W. Herrick
Name:	Donald W. Herrick
Title:	Director

Signature Page to
Amendment No. 3 to Credit Agreement